UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2005

FORRESTER RESEARCH, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	000-21433	04-2797789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Technology Square, Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 613-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 220.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement.

     2005 Bonus Plan

     On February 11, 2005 the Compensation and Nominating Committee of the Board of Directors of Forrester Research, Inc. (the “Company”) approved the Forrester Research, Inc. 2005 Bonus Plan (the “Plan”). All employees other than temporary employees and employees who are covered by a sales compensation or commission-based plan are eligible to participate in the Plan, including all of the Company’s executive officers (collectively, “Participants”). The Company may modify, amend, revoke or suspend the Plan at any time at its sole discretion.

     The purpose of the Plan is to reward employees based on achievement of quarterly booked sales accounts (“Bookings”) and operating profit goals for 2005, as well as for individual performance and contributions. Under the terms of the Plan, the Company and each of its operating groups must achieve quarterly Bookings and operating profit above a specified level in order for quarterly bonuses to be paid under the Plan.

     An individual Participant’s quarterly bonus payout under the Plan (“Bonus Payout”) is based on three factors: the Participant’s target award, operating group performance and /or Company performance, and the Participant’s individual performance.

     Target awards range from 5% to 50% of a Participant’s base salary, based on the Participant’s position with the Company.

     For purposes of the Plan, all Participants are in one of the following four groups: Corporate Group, Americas Operating Group, EMEA (Europe, Middle East, Africa) Operating Group, and AP (Asia Pacific) Operating Group (the latter three referred to collectively as the “Operating Groups” and individually as an “Operating Group”).

     A matrix for each quarter containing Bookings on the x axis and operating profit on the y axis is established based on the Company’s quarterly plan. The matrix provides for the payment of 10% to 160% of Participants’ target awards for the applicable quarter, depending on Company performance and Operating Group performance for that quarter.

     The plan sets quarterly minimum Bookings (“Threshold Bookings”) and operating profit (“Threshold Operating Profit”) levels for each Operating Group and for the Company. If an Operating Group and the Company meet Threshold Bookings and Threshold Operating Profit, Participants in that Operating Group become eligible to receive a Bonus Payout, subject to adjustment for Individual Performance (defined below). Corporate Group Participants are eligible to receive a Bonus Payout based on Company performance (assuming achievement of Threshold Bookings and Threshold Operating Profit), subject to adjustment for Individual Performance.

     A Participant’s Bonus Payout may be increased by as much as 50% or reduced to zero, based upon management’s evaluation of such Participant’s overall performance and contributions to the Company (“Individual Performance”).

     Bonus Payouts under the Plan generally are calculated and paid by the last day of the month following the last day of each fiscal quarter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORRESTER RESEARCH, INC.
By:	/s/ WARREN HADLEY
	Name:	Warren Hadley
	Title:	Treasurer and Chief Financial Officer

Dated: February 16, 2005